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EXHIBIT 23.2

Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-      ) pertaining to the Main Street Banks, Inc. Omnibus Stock Ownership and Long Term Incentive Plan of our report dated January 25, 2001 (except Note 16, as to which the date is May 8, 2001), with respect to the consolidated financial statements of Main Street Banks, Inc. and Subsidiaries for the year ended December 31, 2000 included in its Current Report on Form 8-K dated May 14, 2001, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

Atlanta, Georgia
July 10, 2001

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  EXHIBIT 23.2
Consent of Independent Auditors